Exhibit 10.51
GUARANTY AND ASSUMPTION OF OBLIGATIONS

  THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS (“Guaranty”) is given this 9th day of April, 2013, by MOODY NATIONAL REIT I, INC.

          In consideration of, and as an inducement to, the execution of that certain Franchise Agreement (the “Agreement”) on this date by HYATT PLACE FRANCHISING, L.L.C. (“Hyatt”), each of the undersigned personally and unconditionally (a) guarantees to Hyatt and its successors and assigns, for the term of the Agreement (including extensions) and afterward as provided in the Agreement, that Moody National HP G-Town MT, LLC., (“Franchisee”) will punctually pay and perform each and every undertaking, agreement, and covenant set forth in the Agreement (including any amendments or modifications of the Agreement) and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement (including, without limitation, any amendments or modifications of the Agreement), both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities, including the confidentiality, transfer, and arbitration requirements.

          Each of the undersigned acknowledges that he, she or it is either an owner (whether direct or indirect) of Franchisee or otherwise has a direct or indirect relationship with Franchisee or its affiliates, that he, she or it will benefit significantly from Hyatt’s entering into the Agreement with Franchisee, and that Hyatt will not enter into the Agreement unless the each of the undersigned agrees to sign and comply with the terms of this Guaranty.

          Each of the undersigned represents and agrees that, at the time of signing this Guaranty and at all times during the term of the Agreement, at least one of the undersigned or another then-current guarantor of Franchisee’s obligations under the Agreement satisfies the Guarantor Net Worth Threshold (defined below). The “Guarantor Net Worth Threshold” means the amount of total assets less total liabilities, each as calculated in accordance with U.S. generally accepted accounting principles, equal to or exceeding Five Hundred and Eight Thousand Dollars ($508,000). The undersigned agree to provide Hyatt on an annual basis financial statements or other documents that Hyatt reasonably specifies, certified by Franchisee or the undersigned in the manner that Hyatt specifies, demonstrating that at least one of the undersigned satisfies the Guarantor Net Worth Threshold. Upon reasonable advance notice, but no more than twice during any calendar year during the Agreement’s term, Hyatt may examine the undersigned’s business, bookkeeping, accounting and tax records to ascertain compliance with the Guarantor Net Worth Threshold. In addition to and without limiting Hyatt’s other rights and remedies under the Agreement, this Guaranty or applicable law, the undersigned acknowledge that Hyatt may terminate the Agreement if at least one of the undersigned or another guarantor of Franchisee’s obligations under the Agreement does not satisfy the Guarantor Net Worth Threshold at all times during the Agreement’s term. The undersigned also acknowledge that Hyatt may periodically modify the amount of the Guarantor Net Worth Threshold pursuant to, and in accordance with, the Agreement. If any one of the undersigned at any time represent to Hyatt that it satisfies a modified Guarantor Net Worth Threshold, then such modified Guarantor Net Worth Threshold shall thereafter be substituted for the Guarantor Net Worth Threshold listed above (as modified).

Hyatt Place 2012-2013 FA
EAST\47813269.4

          Each of the undersigned consents and agrees that: (1) his, her or its direct and immediate liability under this Guaranty will be joint and several, both with Franchisee and among other guarantors; (2) he, she or it will render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) this liability will not be contingent or conditioned upon Hyatt’s pursuit of any remedies against Franchisee or any other person; (4) this liability will not be diminished, relieved, or otherwise affected by any extension of time, credit, or other indulgence that Hyatt may from time to time grant to Franchisee or any other person, including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims (including the release of other guarantors), none of which will in any way modify or amend this Guaranty, which will be continuing and irrevocable during and after the term of the Agreement (including extensions) for so long as any performance is or might be owed under the Agreement by Franchisee or any of its guarantors and for so long as Hyatt has any cause of action against Franchisee or any of its guarantors; and (5) this Guaranty will continue in full force and effect for (and as to) any extension or modification of the Agreement and despite the transfer of any direct or indirect interest in the Agreement or Franchisee, and each of the undersigned waives notice of any and all renewals, extensions, modifications, amendments, or transfers.

          Each of the undersigned waives: (i) all rights to payments and claims for reimbursement or subrogation that any of the undersigned may have against Franchisee arising as a result of the undersigned’s execution of and performance under this Guaranty, for the express purpose that none of the undersigned shall be deemed a “creditor” of Franchisee under any applicable bankruptcy law with respect to Franchisee’s obligations to Hyatt; (ii) all rights to require Hyatt to proceed against Franchisee for any payment required under the Agreement, proceed against or exhaust any security from Franchisee, take any action to assist any of the undersigned in seeking reimbursement or subrogation in connection with this Guaranty or pursue, enforce or exhaust any remedy, including any legal or equitable relief, against Franchisee; (iii) any benefit of, any right to participate in, any security now or hereafter held by Hyatt; and (iv) acceptance and notice of acceptance by Hyatt of his, her or its undertakings under this Guaranty, all presentments, demands and notices of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed, protest, notices of dishonor, notices of default to any party with respect to the indebtedness or non-performance of any obligations hereby guaranteed, and any other notices and legal or equitable defenses to which he, she or it may be entitled. Hyatt shall have no present or future duty or obligation to the undersigned under this Guaranty, and each of the undersigned waives any right to claim or assert any such duty or obligation, to discover or disclose to the undersigned any information, financial or otherwise, concerning Franchisee, any other guarantor, or any collateral securing any obligations of Franchisee to Hyatt. Without affecting the obligations of the undersigned under this Guaranty, Hyatt may, without notice to the undersigned, extend, modify, supplement, waive strict compliance with, or release all or any provisions of the Agreement or any indebtedness or obligation of Franchisee, or settle, adjust, release, or compromise any claims against Franchisee or any other guarantor, make advances for the purpose of performing any obligations of Franchisee under the Agreement, assign the Agreement or the right to receive any sum payable under the Agreement, and the undersigned each hereby jointly and severally waive notice of same. The undersigned expressly acknowledge that the obligations hereunder survive the expiration or termination of the Agreement.

Hyatt Place 2012-2013 FA
EAST\47813269.4

In addition, the undersigned each waive any defense arising by reason of any of the following: (a) any disability or any counterclaim or right of set-off or other defense of Franchisee, (b) any lack of authority of Franchisee with respect to the Agreement, (c) the cessation from any cause whatsoever of the liability of Franchisee, (d) any circumstance whereby the Agreement shall be void or voidable as against Franchisee or any of Franchisee’s creditors, including a trustee in bankruptcy of Franchisee, by reason of any fact or circumstance, (e) any event or circumstance that might otherwise constitute a legal or equitable discharge of the undersigned’s obligations hereunder, except that the undersigned do not waive any defense arising from the due performance by Franchisee of the terms and conditions of the Agreement, (f) any right or claim of right to cause a marshaling of the assets of Franchisee or any other guarantor, and (g) any act or omission of Franchisee.

If Hyatt is required to enforce this Guaranty in a judicial or arbitration proceeding and prevails in such proceeding, Hyatt shall be entitled to reimbursement of Hyatt’s costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’, and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of any such proceeding. if Hyatt is required to engage legal counsel in connection with any failure by the undersigned to comply with this Guaranty, the undersigned shall reimburse Hyatt for any of the above-listed costs and expenses Hyatt incurs even if Hyatt does not commence a judicial or arbitration proceeding.

IN WITNESS WHEREOF, each of the undersigned has affixed his, her or its signature on the same day and year as the Agreement was executed.

GUARANTOR(S)	PERCENTAGE OF OWNERSHIP IN FRANCHISEE

See Note Below
Moody National REIT I, Inc.

NOTE
Moody National REIT I, Inc. is the General Partner of
Moody National Operating Partnership I, L.P., the Sole Shareholder of
Moody National HP G-Town MT, Inc. (Taxable REIT Subsidiary), the Sole Member of
Moody National HP G-Town MT, LLC, Franchisee

Hyatt Place 2012-2013 FA
EAST\47813269.4